Exhibit 99.2	CONTACT:	Mark J. Plush Vice President and Chief Financial Officer

Keithley Instruments, Inc.
28775 Aurora Road
Cleveland, Ohio 44139-1891
440-248-0400 • Fax: 440-248-6168
http://www.keithley.com

FOR IMMEDIATE RELEASE

Keithley Instruments Announces Results of Special Committee Options Investigation: No
Restatement Required

Cleveland, Ohio – December 29, 2006 — Keithley Instruments, Inc. (NYSE: KEI), a leader in solutions for emerging measurement needs, announced today that the Special Committee of the Company’s Board of Directors (the “Special Committee”) has completed its investigation into the Company’s stock option practices. The Company has determined that as a result of those findings, the Company will not be required to restate historical financial statements.

The Special Committee’s findings, which have been adopted by the Board of Directors, are as follows:

•	There was no evidence of “backdating” annual stock option grants prior to the date of approval by the Board of Directors.

•	There was a multi-day delay by management in setting the exercise price for annual stock option grants in 2000, 2001 and 2002. The delay resulted in the options having a lower exercise price than the price on the date of Board approval. In each of these three years, the price selected by management was the lowest price for the Company’s common shares for the period between Board approval and the administrative recording of the grants.

•	Although the Special Committee determined that the terms of the Company’s stock incentive plans required the options to be priced on the date the Board approved them, there was no finding of intentional misconduct on the part of senior management or any other Keithley officer, director or employee responsible for the administration of the Company’s stock option grants. Notwithstanding the fact that management exceeded its authority under the Company’s plans, the Company will honor the options in accordance with the terms as they were set by management.

•	Based on evidence gathered and analyzed by the Special Committee’s independent counsel, the Special Committee found the dates selected by management for the annual grants in 2000-2002 to be the appropriate measurement dates for accounting purposes. Accordingly, it is unnecessary for the Company to record any compensation expense with respect to the annual option grants in 2000-2002, and therefore there is no need for the Company to restate its financial statements as a result of these grants.

•	The Special Committee concluded that there were no material misstatements in the Company’s public filings regarding the number of annual options granted during the years reviewed; there is no evidence that the Company timed the grant date or pricing of annual stock option grants to take advantage of material non-public information and there was no wrongdoing or lack of oversight by the Company’s independent directors or the Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”).

•	The Special Committee also reviewed the Company’s practices regarding stock option grants, other than its annual grants, which are generally grants of smaller numbers of options to new hires and to existing employees for promotions. The Special Committee concluded that management exceeded certain aspects of the authority granted to management by the Company’s stock option plans and the Compensation Committee, but that these grants involved small numbers of shares and were largely the result of ministerial errors by management.

None of the options that were part of the 2000-2002 annual grants have been exercised by any executive officer of the Company and none of the options are currently “in the money.”

As a result of the investigation, the Company’s Compensation Committee has adopted additional procedures for the granting of equity awards that govern how stock options and other equity awards will be granted and documented. Among other things, the policy makes it clear that, for annual grants, options must have an exercise price equal to the closing price of the Common Shares on the date the Committee approves them unless the Committee specifically establishes another price or method for determining the price at the time it approves them. The policy also clarifies the extent of any authority delegated to management to make grants other than annual grants. In addition, the Board of Directors has initiated a search for a general counsel and chief compliance officer who will, among other things, have involvement in the Company’s equity award process.

As a result of the costs and management time incurred by the Company in connection with the investigation, the Company has determined that Joseph P. Keithley, the Company’s Chairman of the Board, President and Chief Executive Officer, Mark J. Plush, the Company’s Chief Financial Officer and Philip R. Etsler, the Company’s Vice President of Human Resources, will not receive a bonus for fiscal 2006 or a salary increase for calendar year 2007. Additionally, they will not receive any equity grants prior to the annual grants expected to be made in November 2007, except that Mr. Etsler will receive the 2006 performance share grant expected to be made to employees shortly following the filing of the Company’s Annual Report on Form 10-K.

Joseph P. Keithley commented that the Company remains committed to operating under the highest standards of ethical and legal practices. “We hope the rigor with which the Company and our Board addressed this issue reinforces that commitment.”

As previously announced, the Company’s management initiated an internal review of its stock option practices in light of concerns raised at other companies. Following that internal review, in August 2006 the Company’s Board of Directors formed a Special Committee of independent directors to investigate the Company’s stock option practices since the beginning of the fiscal year ended September 30, 1995. The Committee retained Jones Day as its independent counsel to assist it in the investigation.

Following appointment of the Special Committee, the Company voluntarily notified the staff of the Securities and Exchange Commission of the Special Committee investigation. In September 2006, the Company received notice that the SEC was conducting an informal inquiry into the Company’s option grant practices. The SEC’s inquiry is ongoing and the Company continues to cooperate with the SEC staff.

The Company also noted that four derivative lawsuits have been filed by Keithley shareholders purporting to act on behalf of the Company, against certain of the Company’s current and former directors and officers. The plaintiffs allege that the named defendants manipulated the dates on which the Company granted certain stock options to maximize the value of those options, or knew or should have known of such manipulation by others. At a Case Management Conference on December 4, 2006, Judge Christopher A. Boyko of the United States District Court for the Northern District of Ohio orally ordered that the four cases be consolidated into a single action in that court. The Company expects the Judge’s written order reflecting this consolidation to be entered shortly.

The foregoing may contain forward-looking statements. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, estimate, continue, project, plan and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors that may be outside the Company’s control. Such factors, include, without limitation, matters arising out of or related to the Company’s stock option grants and procedures and related matters, including the outcome of the inquiry commenced by the SEC, the possibility that the SEC may disagree with the Special Committee’s findings and may require a restatement of the Company’s financial statements or additional or different remediation, any other proceedings which may be brought against the Company by the SEC or other governmental agencies, the outcome of the shareholder derivative actions filed against certain of the Company’s officers and directors, and the possibility of other private litigation relating to such stock option grants and related matters. The Company does not undertake any obligation to update its forward-looking statements, except as required by law.

About Keithley Instruments, Inc.

With more than 60 years of measurement expertise, Keithley Instruments has become a world leader in advanced electrical test instruments and systems from DC to RF (radio frequency). Our products solve emerging measurement needs in production testing, process monitoring, product development, and research. Our customers are scientists and engineers in the worldwide electronics industry involved with advanced materials research, semiconductor development and fabrication, and the production of end products such as portable wireless devices. The value we provide them is a combination of precision measurement technology and a rich understanding of their applications to improve the quality of their products and reduce their cost of test.